EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Rights Agreement"), is made and
                                               ----------------
entered into as of February 1, 2001, by and between PALADYNE CORP., a Delaware corporation ("Parent"), and TERRENCE J. LEIFHEIT, a principal stockholder of
              ------
E-COMMERCE SUPPORT CENTERS, INC., a North Carolina corporation (the "Company"),
                                                                     -------
(the "Principal Stockholder"), individually and on behalf of each of the Persons
      ---------------------
whose names are set forth on the signature pages to this Rights Agreement (each, a "Stockholder," and collectively, the "Stockholders").
   -----------                          ------------

                                 R E C I T A L S
                                 ---------------

     WHEREAS, Parent and the Company are simultaneously closing an Agreement and Plan of Merger by and among Parent, E-COM ACQUISITION CORP., a North Carolina corporation and wholly-owned subsidiary of Parent (the "Acquisition Sub") and the Company, dated as of December 21, 2000, (the "Merger Agreement") and
                                                  ----------------
incorporated herein by reference, whereby the Acquisition Sub is merging with and into the Company (the "Merger"); and
                           ------

     WHEREAS, upon the closing of the Merger, Parent is issuing shares of Series B Preferred Stock and the Warrants to the Stockholders and, subject to certain events, may issue additional securities to the Stockholders;

     WHEREAS, the securities being issued by Parent to the Stockholders upon the Merger are not registered under the Securities Act, the Stockholders desire that Parent agree to register the securities received by them, and Parent is willing to register the securities, subject to the terms and conditions herein; and

     WHEREAS, the Stockholders have entered into a Voting Trust Agreement, effective as of the date hereof, whereby each Stockholder has appointed the Principal Stockholder to act as his representative and attorney-in-fact in connection with, among other things, the Merger Agreement and this Rights Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.   DEFINITIONS.
     -----------

     Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement. As used in this Rights Agreement, the following terms shall have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person that
      ---------
directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control" when used with
                                                   -------
respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

and the terms of "affiliated," "controlling" and "controlled" have meanings
                  ----------    -----------       ----------
correlative to the foregoing.

     "Aggregate Merger Consideration" shall mean the Aggregate Merger
      ------------------------------
Consideration, as such term is defined in Section 3.1 of the Merger Agreement.
                                          -----------

     "Business Day" means any day except Saturday, Sunday and any day which
      ------------
shall be a legal holiday or a day on which banking institutions in the state of New York are authorized or required by law or other government actions to close between the hours of 9:30 a.m. and 6:00 p.m. New York Time.

     "Closing" means the Closing, as such term is defined in Section 2.4 of the
      -------                                                -----------
Merger Agreement.

     "Closing Date" means the Closing Date, as such term is defined in Section
      ------------                                                     -------
2.4 of the Merger Agreement.
---

     "Commission" means the Securities and Exchange Commission.
      ----------

     "Delaware Courts" shall have the meaning set forth in Section 11(f).
      ---------------                                      -------------

     "Delay Shares" shall have the meaning set forth in Section 3(c).
      ------------                                      ------------

     "Demand Registration" shall have the meaning set forth in Section 3(a).
      -------------------                                      ------------

     "Effectiveness Period" shall be the period set forth in Section 3(b).
      --------------------                                   ------------

     "Escrow Rights Agreement" means the indemnification escrow agreement by and
      -----------------------
between Parent and the Principal Stockholder, entered into on the same date as this Rights Agreement and annexed to the Merger Agreement as Exhibit D, and
                                                             ---------
which is incorporated herein by reference.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Form S-3" means such form under the Securities Act as in effect on the
      --------
date hereof or any registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Parent with the Commission.

     "Holder" or "Holders" means the record holder or holders, as the case may
      ------      -------
be, from time to time of Registrable Securities.

     "Indemnified Party" shall have the meaning set forth in Section 8(c).
      -----------------                                      ------------

     "Indemnifying Party" shall have the meaning set forth in Section 8(c).
      ------------------                                      ------------

     "Inspectors" shall have the meaning set forth in Section 6(p).
      ----------                                      ------------

     "Lock-Up Agreement" means the agreement by and among Parent and the
      -----------------
stockholders therein, entered into on the same date as this Rights Agreement and annexed to the Merger Agreement as Exhibit K, and which is incorporated herein
                                   ---------
by reference.

     "Losses" shall have the meaning set forth in Section 8(a).
      ------                                      ------------

     "Options" means the Common Stock purchase options granted in accordance
      -------
with the terms of the Merger Agreement.

     "Option Shares" means the shares of Parent Common Stock issuable upon
      -------------
exercise of the options granted in accordance with the terms of the Merger Agreement.

     "Option Shares Registration" shall have the meaning set forth in Section
      --------------------------                                      -------
4(a).
----

     "Parent Common Stock" means the Parent Common Stock, as such term is
      -------------------
defined in Section 5.1 of the Merger Agreement.
           -----------

     "Person" means an individual or a corporation, partnership, trust,
      ------
incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Piggyback Registration" shall have the meaning set forth in Section
      ----------------------                                      -------
2(a)(ii).
--------

     "Proceeding" means an action, claim, suit, investigation or proceeding
      ----------
(including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

     "Prospectus" means the prospectus included in the Registration Statement
      ----------
(including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     "Records" shall have the meaning set forth in Section 6(p).
      -------                                      ------------

     "Registrable Securities" means the Warrant Shares, the Underlying Shares
      ----------------------
and all other shares of Common Stock issued and/or issuable to the Stockholders, including the Principal Stockholder, and/or such Stockholders' or Principal Stockholder's designees, in accordance with the terms of both the Merger Agreement and this Rights Agreement; except, however, that "Registrable
                                     ------  -------
Securities" shall not include the Options or the Option Shares if the Option Shares are registered by Parent within 180 days after the Closing Date.

     "Registration Statement" means any registration statement(s), contemplated
      ----------------------
by Sections 2, 3, 4 or 5, as the case may be, including the Prospectus,
   ---------------------
amendments and supplements to such registration statement(s) or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement(s).

     "Rule 144" means Rule 144 promulgated by the Commission pursuant to the
      --------
Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

     "Rule 145" means Rule 145 promulgated by the Commission pursuant to the
      --------
Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Series B Preferred Stock" means the shares of Parent's Series B
      ------------------------
Convertible Preferred Stock issued in accordance with the terms of the Merger Agreement.

     "Underlying Shares" means the shares of Common Stock into which the Series
      -----------------
B Preferred Stock are convertible in accordance with the terms of the Merger Agreement and the Series B Certificate of Designation of Series B Preferred Stock.

     "Underwritten Offering" means an offering registered under the Securities
      ---------------------
Act in which securities of the Parent are sold to an underwriter for reoffering to the public.

     "Warrants" means the Parent Stock Warrants and the Parent Performance
      --------
Warrants issued in accordance with the terms of the Merger Agreement.

     "Warrant Shares" means the shares of Parent Common Stock issuable upon
      --------------
exercise of the Warrants.

2.   PIGGYBACK REGISTRATION.
     ----------------------

     (a)  Notice of Piggyback Registration and Inclusion of Registrable
          -------------------------------------------------------------
Securities. Subject to the terms of this Rights Agreement, in the event that
----------
Parent undertakes to register any shares of Parent Common Stock (either for its own account or for the account of any Holder or Holders exercising their respective demand registration rights or otherwise), including, without limitation, the registration of any securities of Parent issued in connection with the Financing contemplated by Section 6.7 of the Merger Agreement (but not
                                   -----------
in connection with a registration affected solely to implement (w) a stock option or other employee benefit or compensation plan, (x) a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable, (y) an exchange offer with the holders of any class of Parent's securities or (z) a registration on any registration form which does not permit secondary sales), Parent shall:

          (i) promptly give each Stockholder, including the Principal Stockholder, written notice thereof (which notice shall include a list of all of the jurisdictions in which Parent intends to attempt to qualify such securities under the applicable "Blue Sky" or other state securities laws), and

          (ii) include in such registration (and any related qualification under "Blue Sky" laws or other compliance) and in any underwriting involved therein, all Registrable Securities specified in a written request delivered to Parent by any Stockholder, including the Principal Stockholder, within twenty (20) days after such written notice is sent by Parent ("Piggyback Registration").
                                              ----------------------

     (b)  Underwriting in Piggyback Registration.

          (i)  Notice of Underwriting in Piggyback Registration. If the
               ------------------------------------------------
registration of which Parent gives notice is for a registered public offering involving an underwriting, Parent shall so advise the Stockholders, including the Principal Stockholder, as a part of the written notice given pursuant to
Section 2(a). In such event, the right of any Stockholder, including the
------------
Principal Stockholder, to have his shares included in such registered public offering shall be conditioned upon his acceptance of the terms and restrictions imposed by the lead underwriter of such underwriting and the provisions of this
Section 2(b). Each and every Stockholder, including the Principal Stockholder,
------------
proposing to distribute his or their securities through such underwriting, together with Parent and any other Holders distributing their securities through such underwriting, shall enter into an underwriting agreement with the underwriter's representative for such offering.

          (ii) Marketing Limitation in Piggyback Registration. In the event the
               ----------------------------------------------
underwriter's representative advises the Holders seeking registration of Registrable Securities pursuant to this Section 2 in writing that market factors
                                        ---------
(including, without limitation, the aggregate number of shares of Parent Common Stock requested to be registered, the general condition of the market and the status of the persons proposing to sell securities pursuant to the registration) require a limitation of the number of shares to be underwritten, the underwriter's representative may limit the number of shares of Registrable Securities of the Holders, including the Stockholders and the Principal Stockholder, to be included in such registration, but shall not limit the number of shares to be underwritten for the account of Parent. In addition to the limitation on the number of shares of Registrable Securities the Holders may include in such registration, the underwriter's representative may request the Holders delay the sale of their Registrable Securities for up to ninety (90) days after the completion of the underwritten portion of such registration if holders of securities other than Registrable Securities are subject to the same delay.

     (c)  Allocation of Shares in Piggyback Registration. In the event that the
          ----------------------------------------------
underwriter's representative limits the number of shares to be included in a Registration pursuant to this Section 2, the number of shares to be included in
                              ---------
such Registration shall be allocated in the following manner: among all Holders of Registrable Securities and other holders of securities other than Registrable Securities requesting and legally entitled to include shares in such Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such Holders and such other holders have otherwise requested be included in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 2 shall be included in the Registration Statement.

     (d)  Withdrawal in Piggyback Registration. If any Stockholder, including
          ------------------------------------
the Principal Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to Parent and the underwriter delivered at least seven (7) days prior to the effective date of the

Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

     (e)  "Blue Sky" in Piggyback Registration. In the event of any Registration
          ------------------------------------
of Registrable Securities pursuant to this Section 2, Parent shall exercise its
                                           ---------
best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that
--------  -------

          (i) Parent shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

          (ii) Notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by all of the selling shareholders.

3.   DEMAND REGISTRATION.
     -------------------

     (a) In addition to the Piggyback Registration rights set forth in the foregoing Section 2, the Principal Stockholder, may, at any time and in his sole
          ---------
discretion, request, in writing, that Parent effect the registration of all or such portion of the Registrable Securities as he shall specify; provided,
                                                                --------
however, that only one (1) demand may be made pursuant to this Section 3 (the
-------
"Demand Registration"). Parent shall promptly give notice of such request to the
 -------------------
other Stockholders, who may then request, in writing, within ten (10) days after the giving of such notice by Parent to have any or all of their Registrable Securities included in the Demand Registration. Parent shall use its best efforts to file, as promptly as reasonably practicable, but in any event no later than sixty (60) days after receipt of such written request pursuant to this Section 3, a registration statement on an appropriate form permitting registration of Registrable Securities for resale by the Stockholders, including the Principal Stockholder covering all Registrable Securities that Parent has been so requested to register. A Demand Registration effected pursuant to this Rights Agreement shall be pursuant to an Underwritten Offering if so requested by the Principal Stockholder.

     (b) Parent agrees to use it best efforts to keep such Registration Statement relating to the Demand Registration effective continuously for the period ending two years from the effective date of such Registration Statement.

     (c) In the event that Parent fails to cause the Registration Statement relating to the Demand Registration to become effective prior to the one hundred and fiftieth (150th) day after receipt of the written request pursuant to
Section 3(a), then in addition to the Aggregate Merger Consideration, Parent
------------
shall be required to issue to the Stockholders, including the Principal Stockholder, who are selling stockholders in the Registration Statement relating to the Demand Registration, the Delay Shares, provided however that the foregoing period may be extended if the effective date of the Registration Statement is delayed (i) if Parent, in its reasonable judgment, determines that that registration at that time would materially adversely affect Parent by, among other things, requiring disclosure of a transaction at an inopportune time, (ii) if a special audit of Parent would be required in connection with the preparation of financial statements for the Registration Statement or (iii) the Holders fail to provide information requested of them to be included or required in connection with the Registration Statement; provided further, however, that there shall be no more than one (1) such extension and that such extension shall be for a period no longer than ninety (90) days. The "Delay Shares" shall be a
                                                      ------------
number of shares of Common Stock equal to four percent (4%) of the number of Registrable Shares beneficially owned by such Stockholders at the time the Demand Registration is requested for each thirty (30) day period, or part of a thirty (30) day period, beginning the one hundred and fiftieth (150th) day (or as delayed) after receipt of the written request pursuant to Section 3(a) and ending on the date on which the Commission notifies Parent that it will not review (or has no further comments on) the Registration Statement relating to the Demand Registration. Parent shall amend the Registration Statement relating to the Demand Registration to include all Delay Shares issuable in accordance with the terms of this Rights Agreement.

4.   REGISTRATION OF OPTION SHARES.
     -----------------------------

     (a)  In addition to the Piggyback Registration and the Demand
Registration set forth in the foregoing Sections 2 and 3 respectively, Parent
                                        ----------------
shall use its best efforts to register with the Commission all Option Shares issued and/or issuable in accordance with the terms of the Merger Agreement and related employment agreements as promptly as is practicable, but in any event no later than 180 days after the Closing Date of the Merger (the "Options Shares
                                                               --------------
Registration").
------------

     (b) The Registration Statement relating to such Option Shares Registration shall be on Form S-8 (or any successor form) covering all Option Shares that Parent has issued in connection with the Merger Agreement.

5.   FORM S-3 REGISTRATION. In the case Parent shall receive from Holders of
     ---------------------
Registrable Securities a written request or requests that Parent effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, Parent shall:

     (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

     (b) use best efforts to effect, as expeditiously as reasonably practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from Parent; provided, however, that Parent shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 5:
                                                            ---------

          (i)  if Form S-3 is not available for such offering by the Holders;

          (ii) if the Holders, together with the holders of any other securities of Parent entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000; or

          (iii) if the Parent has, within the twelve (12)-month period preceding the date of such request, already effected one registration for the Holders pursuant to Section 2 (if no limit under Section 2(b)(ii) was imposed on such
                                         ----------------
registration) or 3.
              ----

     (c)  Subject to the foregoing, Parent shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as expeditiously as reasonably practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 5 shall not be counted as requests for registration effected pursuant to
---------
Section 3.
---------

6.   REGISTRATION PROCEDURES.
     -----------------------

     In connection with Parent's registration obligations hereunder, Parent shall:

     (a)  Prepare and file with the Commission within the time period set forth in Section 2, 3, 4 or 5, as applicable, a Registration Statement on an
         --------------------
appropriate form permitting registration of Registrable Securities for resale by the Holders in accordance with the method or methods of distribution thereof as specified by the Holders, and use its best efforts to cause the Registration Statement to become effective and remain effective as provided herein; provided,
                                                                       --------
however, that, subject only to the Holders providing to Parent in writing
-------
information, requested in writing by Parent, relating to the Holders' proposed method of distribution of Registrable Securities and such other information required by law, not less than ten (10) days prior to the filing of the Registration Statement or any related Prospectus or any amendment (pre or post effective) or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), Parent shall:

          (i) furnish to the Holders and their counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) shall be subject to the review of such Holders and , their counsel; and

          (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the opinion of respective counsel to such Holders to conduct a reasonable investigation within the meaning of the Securities Act.

     (b) The Holders shall have five (5) days after receipt of the Registration Statement or any related Prospectus or any amendment or supplement thereto to comment on or object to the filing of such documents.

     (c) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the applicable time period.

     (d) Cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act.

     (e) Respond as promptly as practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto.

     (f) Comply with the provisions of the Securities Act and the Exchange Act with respect to the registration of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

     (g) Notify the Holders of Registrable Securities to be sold and their counsel immediately (and, in the case of (i)(A) below, not less than three (3) Business Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day:

          (i) (A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; and (B) with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

          (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information;

          (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose;

          (iv) if at any time the Registration Statement becomes stale and is no longer effective;

          (v) of the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and

          (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (h) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of:

          (i) any order suspending the effectiveness of the Registration Statement; or

          (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

     (i)  If requested by the Holders of a majority of the Registrable
Securities:

          (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information about the Holders and planned sales by the Holders as such Holders reasonably agree should be included therein; and

          (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after Parent has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that Parent shall not be required to take any action pursuant to this Section 6(i) unless in the opinion of
                                    ------------
counsel for Parent such action is required by applicable law.

     (j) Furnish to each Holder and their counsel, without charge, at least one complete copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

     (k) Promptly deliver to each Holder and their counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus forming part of the effective Registration Statement) and each amendment or supplement thereto as such Persons may reasonably request; and Parent hereby agrees to respond in writing to a written request from the Stockholders with respect to the effectiveness of such Prospectus.

     (l)  Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that Parent
                                                --------  -------
shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject Parent to any tax in any such jurisdiction where it is not then so subject.

     (m) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall be free of all restrictive legends, except as required by applicable law, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request at least three (3) Business Days prior to any sale of Registrable Securities, provided, upon the termination of a Registration Statement, Parent may, as required by law, place a restricted legend on the certificates for the Registrable Securities not sold under the Registration Statement.

     (n) As promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (o) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed or quoted on the Nasdaq National Market, the Nasdaq SmallCap Market and any other securities exchange, market or over-the-counter bulletin board, if any, on which similar securities issued by Parent are then listed or quoted to the extent required by the rules of such exchange, market or other quotation system.

     (p)  Make available for inspection at Parent's offices by:

          (i) Holders of the Registrable Securities; and

          (ii) One firm of attorneys or other agents retained by the Holders (collectively, the "Inspectors")
                    ----------

all pertinent financial and other records, and pertinent corporate documents and properties of Parent (collectively, the "Records"), as shall be reasonably
                                         -------
deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause Parent's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall
                                --------  -------
hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which Parent determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless:

          (A) Disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement;

          (B) Release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction; or

          (C) Information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. Parent shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to Parent) with Parent with respect thereto. Each Holder of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or government body of competent jurisdiction or through other means, give prompt notice to Parent and allow Parent, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Holders' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

     (q) Parent shall take all such other actions as reasonably required in order to expedite or facilitate the disposition of the Registrable Securities. Parent may require each selling Holder to furnish to Parent such information regarding the distribution of such Registrable Securities and the Holder as is required by law to be disclosed in the Registration Statement and Parent may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of Parent, then such Holder shall have the right to require:

          (i) Inclusion therein of language, in form and substance reasonably satisfactory to such Holder and Parent, to the effect that the ownership by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of Parent's securities covered thereby and that such ownership does not imply that such Holder shall assist in meeting any future financial requirements of Parent; or

          (ii) If such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

     (r)  Each Holder covenants and agrees that:

          (i) He shall not offer or sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented and notice from Parent that such Registration Statement and any post-effective amendments thereto have become effective pursuant to this Rights Agreement; and

          (ii) Each Holder and his Affiliates, if any, shall comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

     (s)  Each Holder agrees by his acquisition of such Registrable
Securities that, upon receipt of a written notice from Parent of the occurrence of any event requiring that the Registration Statement be supplemented and/or amended, such Holder shall forthwith discontinue disposition of such Registrable Securities until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by this Section 6,
                                                                      ---------
or until he is advised in writing by Parent that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

7.   REGISTRATION EXPENSES.
     ---------------------

     (a) All fees and expenses incident to the performance of or compliance with this Rights Agreement by Parent shall be borne by Parent whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation:

          (i) All registration and filing fees (including, without limitation, fees and expenses:

          (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc.; and

          (B) in compliance with state securities or "Blue Sky" laws (including, without limitation, fees and disbursements of counsel for the underwriters or Holders in connection with "Blue Sky" qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or Holders of a majority of Registrable Securities may designate),

          (ii) Printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in the Registration Statement),

          (iii) Messenger, telephone and delivery expenses,

          (iv) Fees and disbursements of counsel for Parent,

          (v) Fees and disbursements of the independent certified public accountants of Parent;

          (vi) Fees and disbursements of one legal counsel selected by the Holders of up to $10,000;

          (vii) Securities Act liability insurance, if Parent so desires such insurance; and

          (viii) Fees and expenses of all other Persons retained by Parent in connection with the consummation of the transactions contemplated by this Rights Agreement. In addition, Parent shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Rights Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities issued by Parent are then listed.

     (b) Notwithstanding anything to the contrary herein, the Holders shall be responsible for the cost of underwriting discounts and commissions if any, applicable to the Registrable Securities, and the fees and expenses of legal counsel to the Holders in excess of $10,000 and the costs of any Inspection.

8.   INDEMNIFICATION.
     ---------------

     (a)  Indemnification by Parent. Parent shall, notwithstanding
          -------------------------
termination of this Rights Agreement and without limitation as to time, indemnify and hold harmless each Holder, the officers, directors, agents, brokers, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out
                                              ------
of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except solely to the extent that:

          (i) Such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to Parent by or on behalf of such Holder expressly for use therein, which information was relied on by Parent for use therein; or

          (ii) Such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was furnished in writing to Parent by or on behalf of such Holder expressly for use therein. Parent shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which Parent is aware in connection with the transactions contemplated by this Rights Agreement.

     (b)  Indemnification by Holders. In connection with the Registration
          --------------------------
Statement, each Holder shall furnish to Parent in writing such information as Parent reasonably requests for use in connection with the Registration Statement or any Prospectus and agrees, severally and not jointly, to indemnify and hold harmless Parent, their directors, officers, agents and employees, each Person who controls Parent (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading solely to the extent, and only to the extent, that:

          (i) Such untrue statement or omission is contained in any information furnished in writing by such Holder to Parent specifically for inclusion in the Registration Statement or such Prospectus and such information was relied upon by Parent for use in the Registration Statement, such Prospectus or such form of prospectus; or

          (ii) Such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was furnished in writing by or on behalf of such Holder to Parent specifically for inclusion in the Registration Statement or such Prospectus and such information was relied upon by Parent for use in the Registration Statement, such Prospectus or such form of prospectus.

     (c)  Conduct of Indemnification Proceedings. If any Proceeding shall be
          --------------------------------------
brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person
 -----------------
from whom indemnity is sought (the "Indemnifying Party") in writing, and the
                                    ------------------
Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Rights Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

     (d) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

     (e) All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 8) shall be paid
                                                       ---------
to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party.

9.   CONTRIBUTION.
     ------------

     (a)  If a claim for indemnification under Section 8(a) or 8(b) is
                                               ------------    ----
unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 9 would apply by
                                                       ---------
its terms (other than by reason of exceptions provided in this Section 9), then
                                                               ----------
each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses:

          (i) In such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the distribution of the Registrable Securities; or

          (ii) If the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.

     (b) The relative benefits received by the Indemnified Party and the Indemnifying Party, as the case may be, shall be deemed to be in the same proportion as the value of the Registrable Securities issued by Parent to the Stockholders pursuant to the Merger Agreement bear to the gain, if any, realized by the selling Holder upon the resale thereof. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 9(c), any attorneys' or other fees or expenses incurred by such party
   ------------
in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

     (c)  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata
                                 ---------
allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9, no Holder shall be required to
                                       ---------
contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (d) The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

10.  RULE 144.
     --------

     (a) Parent shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time Parent is not required to file such reports, they shall, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of its securities pursuant to Rule 144. Parent further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, Parent shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

     (b) The Company may exclude from a Registration Statement to be filed under this Rights Agreement Registrable Securities of a Holder requested to be included in such Registration Statement which Registrable Securities can then be publicly sold pursuant to Rule 144 without being subject to the volume limitation thereunder.

11.  MISCELLANEOUS.
     -------------

     (a)  Remedies. In the event of a breach by Parent or by a Holder, of
          --------
any of their obligations under this Rights Agreement, each Holder or Parent, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Rights Agreement, including recovery of damages, shall be entitled, after the Closing, to specific performance of its rights under this Rights Agreement. Parent and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Rights Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, after the Closing, it shall waive the defense that a remedy at law would be adequate.

     (b)  Amendments and Waivers. This Rights Agreement may be amended and
          ----------------------
Parent may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Parent shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders of the sum of 51% or more of the shares of (i) Registrable Securities issued at such time, plus (ii) Registrable Securities issuable upon exercise or conversion of any Series B Preferred Stock, and Warrants and Options that have not been fully exchanged, converted in full, or exercised as of the date such consent is sought. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 11(b), whether or not such Registrable Securities shall have been marked to indicate such consent.

     (c)  Notices. Any notice or other communication required or permitted
          -------
to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

     (i)  If to Parent or the Acquisition Sub:

               Paladyne Corp.
               610 Crescent Executive Court, Suite 124
               Lake Mary, Florida 32746
               Tel:  (407) 333-2645
               Fax:  (407) 333-8989

     (ii) If to the Principal Stockholder:

               Terrence J. Leifheit
               c/o e-commerce support centers, inc.
               1650A Gum Branch Road
               Jacksonville, North Carolina 28540
               Tel:  (888) 773-3501
               Fax:  (509) 692-6949

          With copies to:

               Kilpatrick Stockton LLP
               3737 Glenwood Avenue, Suite 400
               Raleigh, North Carolina 27612
               Attention:  James F. Verdonik, Esq.
               Tel:  (919) 420-1700
               Fax:  (919) 420-1800

          (iii) If to any Holder, to his address set forth opposite his name on the signature pages hereof;

          (iv) If to any other Person who is then the registered Holder, to the address of such Holder as it appears in the stock transfer books of Parent; or

          (v) Such other address as may be designated in writing hereafter, in the same manner, by such person.

     (d)  Successors and Assigns. This Rights Agreement shall inure to the
          ----------------------
benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Principal Stockholder may assign his rights under this Rights Agreement to any Holder or other Person designated by him in his sole discretion. Parent may not assign its rights or obligations hereunder without the prior written consent of the Principal Stockholder.

     (e)  Counterparts. This Rights Agreement may be executed in any number
          ------------
of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Rights Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

     (f)  Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
          ---------------------------------------------------------------
This Rights Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

Parent and each Holder (including Warrant and Option Holders) hereby irrevocably submits to the jurisdiction of any Delaware state court or any federal court sitting in the State of Delaware (collectively, the "Delaware Courts") in
                                                     ---------------
respect of any Proceeding arising out of or relating to this Rights Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the Delaware Courts. Parent and each Holder (including Warrant and Option Holders) irrevocably waives to the fullest extent it may effectively do so under applicable law any objection that it may now or hereafter have to the laying of the venue of any such Proceeding brought in any Delaware Court and any claim that any such Proceeding brought in any Delaware Court has been brought in an inconvenient forum.

     (g)  Cumulative Remedies. The remedies provided herein are cumulative
          -------------------
and not exclusive of any remedies provided by law.

     (h)  Severability. If any term, provision, covenant or restriction of
          ------------
this Rights Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (i)  Entire Agreement. This Rights Agreement sets forth the entire
          ----------------
agreement among the parties hereto as to the subject matter herein, and in the event of any conflict between this Rights Agreement and any other agreement, the provisions herein shall govern, except that the rights granted to the Stockholders herein shall not lessen the restriction they may be subject to with respect to their Registrable Securities under the Lockup Agreement.

     (j)  Headings. The headings in this Rights Agreement are for
          --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (k)  Shares Held by Parent and its Affiliates. Whenever the consent or
          ----------------------------------------
approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by Parent or its Affiliates (other than a Holder or transferees or successors or assigns thereof if such Persons are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Rights Agreement as of the date first written above.

                                        PARENT:

                                        PALADYNE CORP.


                                        By: /s/ John D. Foster
                                           ------------------------------------
                                           John D. Foster, Chairman


                                        PRINCIPAL STOCKHOLDER

                                        /s/ Terrence J. Leifheit
                                        ---------------------------------------
                                        Terrence J. Leifheit, Individually


                                        THE STOCKHOLDERS:


                                        By: /s/ Terrence J. Leifheit
                                           ------------------------------------
                                          Terrence J. Leifheit, Attorney-In-Fact